UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 19, 2014

Puget Technologies, Inc.

(Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

333-179212	01-0959140
(Commission File Number)	(IRS Employer Identification No.)

8310 South Valley Highway, Suite 300

Englewood, CO 80112

(Address of principal executive offices and zip code)

303-524-1110

 (Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1—REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

On December 19, 2014, Puget Technologies, Inc (the "Company") finalized a Convertible Promissory Note with KBM Worldwide, Inc. in the amount of $49,000, which is due September 18, 2015 with interest on  the unpaid principal balance thereof at the rate of eight percent (8%) per annum until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise.

The Note is shown as an exhibit to this filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1

Convertible Promissory Note with KBM Worldwide, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Puget Technologies Inc.

/s/ Thomas M Jaspers

Thomas M Jaspers

CFO

Date:  December 23, 2014